                                                 Registration No. 333-_________

 As filed with the Securities and Exchange Commission on August 26, 2002

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                               ------------------

                         COMMUNITRONICS OF AMERICA, INC.
             (Exact name of registrant as specified in its charter)

              Utah                                          87-0285684
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)

                             27955 Hwy. 98, Suite WW
                              Daphne, Alabama 36526
               (Address of principal executive offices) (Zip Code)

                          2002 Consultant Services Plan
                            (Full title of the plan)

                          David R. Pressler, President
                         Communitronics of America, Inc.
                         12001 Science Drive, Suite 140
                             Orlando, Florida 32826
                                 (251-625-6426)
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                           Martin A. Traber, Esquire
                                 Foley & Lardner
                       100 North Tampa Street, Suite 2700
                              Tampa, Florida 33602
                                 (813) 229-2300
                           --------------------------

                         CALCULATION OF REGISTRATION FEE
----------------------- -------------------- ------------------ ----------------------- ---------------------
                                             Proposed Maximum      Proposed Maximum
Title of Securities to    Amount to be      Offering Price Per    Aggregate Offering        Amount of
     be Registered         Registered            Share                Price              Registration Fee
----------------------- -------------------- ------------------- ----------------------- ---------------------
     Common Stock,
    $.001 par value          940,000             $.01(1)             $9,400 (1)              $.86
----------------------- -------------------- ------------------- ----------------------- ---------------------

(1)  Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average
     (any day within five days) of the bid and ask price of the Common Stock as reported on OTCBB on August 21, 2002.

                        ---------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The document or documents containing the information specified in Part
I are not required to be filed with the Securities and Exchange Commission
("Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.
               ---------------------------------------

         The following documents have been previously filed by Communitronics of America, Inc. (the "Company") with the Commission and are incorporated herein by reference:

        (a)   The Company's Annual Report on Form 10-KSB filed on May 17, 2002, and all subsequent amendments filed thereto, for the fiscal year ended December 31, 2001, which includes audited financial
              statements as of and for the year ended December 31, 2001.

        (b)   The Company's Quarterly Report on Form 10-QSB filed on August 19,
              2002, for the quarter ending June 30, 2002.

        (c)   All other reports filed by the Company pursuant to Section 13(a)
              or 15(d) of the Securities  Exchange Act of 1934, as amended (the
              "Exchange Act"), since December 31, 2001.

        All documents subsequently filed by the Company pursuant to Sections 13(a),
13(c), 14 and 15(d) of the Exchange Act after the date of filing of this
Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this
Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 4.           Description of Securities.
                  -------------------------

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.
                  --------------------------------------

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.
                  -----------------------------------------

                  The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify directors and executive officers to the fullest extent now or hereafter permitted under Utah law.

Item 7.           Exemption from Registration Claimed.
                  -----------------------------------

                  Not Applicable.

Item 8.           Exhibits.
                  --------

                  The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

       Exhibit No.                  Exhibit
       ----------                   -------

          (4.1)            2002 Consultant Services Plan for Beadros Azare

          (4.2)            2002 Consultant Services Plan for William Craig

            (5)            Opinion of Foley & Lardner

         (23.1)            Consent of Bryan & Company, P.C.

         (23.2)            Consent of Foley & Lardner (contained in Exhibit 5 hereto)

           (24)            Power of Attorney relating to subsequent amendments
                           (included on the signature page to this Registration
                           Statement)

Item 9.           Undertakings.
                  ------------

        (a) The undersigned Registrant hereby undertakes:

                  (1)      To file, during any period in which offers or sales
                           are being made, a  post-effective amendment to this
                           Registration Statement to include any material
                           information with respect to the plan of distribution
                           not previously  disclosed in the Registration
                           Statement or any material change to such information
                           in the Registration Statement.

                  (2)      That, for the purpose of determining any liability
                           under the Securities Act of 1933, each such post-
                           effective amendment shall be deemed to be a new
                           registration statement relating to the securities
                           offered herein, and the offering of such securities
                           at that time shall be deemed to be the initial bona
                           fide offering thereof.

                  (3)      To remove from registration by means of a post-
                           effective amendment any of the securities being
                           registered which remain unsold at the termination of
                           the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933,each filing of the Registrant's annual report  pursuant to Section 13(a)
            or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934)
            that is incorporated  by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the
            Securities Act of 1933 may be permitted to directors, officers and
`           controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise,  the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant  in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the
            Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities
Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 23 day of August, 2002.

                                           Communitronics of America, Inc.

                                           By:  /s/ David R. Pressler
                                              ---------------------------------
                                                    David R. Pressler, President

                                POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints David R. Pressler his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

          Signature                           Title                             Date
          ---------                           -----                              ----

/s/ David R. Pressler
-----------------------
    David R. Pressler               Chairman of the Board of Directors,
                                    President & CFO
                                    (Principal Executive Officer)               AUGUST 23, 2002

/s/ James H. Flanagan
----------------------
    James H. Flanagan               Director                                    AUGUST 23, 2002

/s/ F. Wesley Middleton
----------------------
    F. Wesley Middleton             Director                                    AUGUST 23, 2002

                                  EXHIBIT INDEX

       Communitronics of America, Inc. 2002 Consultant Services Agreement

       Exhibit No.                           Exhibit
       -----------                           -------

          (4.1)           2002 Consultant Services Agreement with Beadros Asare

          (4.2)           2002 Consultant Services Agreement with William Craig

            (5)           Opinion of Foley & Lardner

         (23.1)           Consent of Bryan & Company, P.C.

         (23.2)           Consent of Foley & Lardner (contained in Exhibit 5 hereto)

           (24)           Power of Attorney relating to subsequent amendments
                          (included on the signature page to this Registration
                          Statement)